UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

         (a)  Fiscal 2005 Base Salaries and Fiscal 2004 Bonuses for Named Executive Officers

         On February 23, 2005, after a review of performance and competitive market data, the Compensation Committee of the Board of Directors of Cabela’s Incorporated (“Cabela’s”) established fiscal 2005 base salaries and determined cash bonuses under Cabela’s Restated Bonus Plan for Cabela’s Named Executive Officers (as defined in Item 402(a) of Reg. S-K). The fiscal 2005 base salaries for Cabela’s Named Executive Officers are as follows: Dennis Highby, $648,003; David A. Roehr, $515,117; Patrick A. Snyder, $399,438; Michael Callahan, $399,437; and Ralph W. Castner, $311,250. The fiscal 2004 cash bonuses for Cabela’s Named Executive officers are as follows: Dennis Highby, $1,500,000; David A. Roehr, $1,150,000; Patrick A. Snyder, $450,000; Michael Callahan, $450,000; and Ralph W. Castner, $375,000. Each of Messrs. Highby, Roehr, Snyder, Callahan, and Castner are employed “at will.” Fiscal 2005 base salaries will be effective April 7, 2005 for Messrs. Highby, Snyder, Callahan, and Castner and April 14, 2005 for Mr. Roehr. Fiscal 2004 cash bonuses for the Named Executive Officers will be payable one-half on March 4, 2005 and one-half on December 16, 2005.

        Cabela’s intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of and during fiscal 2004 in the proxy statement for Cabela’s 2005 annual meeting of stockholders, which is expected to be filed with the SEC in April 2005.

        (b)  Amendment to Deferred Compensation Plan

        Cabela’s Board of Directors, upon recommendation of the Compensation Committee, on February 24, 2005, voted to ratify the First Amendment of the Third Amended and Restated Deferred Compensation Plan to conform to the recently enacted Section 409A of the Internal Revenue Code, as amended (the “Code”). The First Amendment of the Third Amended and Restated Deferred Compensation Plan (the “Plan”) was adopted on December 31, 2004 and was effective December 31, 2004. The First Amendment froze the Plan effective December 31, 2004, so that no additional elective or non-elective deferral of compensation may be made to the Plan after such date. Deferred compensation, earned and vested as of December 31, 2004, under the frozen Plan will continue to be governed by the terms of the Plan under the tax laws in effect prior to the enactment of Section 409A and deferred compensation, not yet earned and vested as of December 31, 2004, under the frozen Plan will be governed by the terms of the First Amendment of the Plan in compliance with Section 409A of the Code.

        The full text of the Plan is attached as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 24, 2005, Gerald E. Matzke, a Director of Cabela’s, notified the Board of Directors that he will not stand for re-election and will resign from the position of Director effective as of May 11, 2005, the date of Cabela’s 2005 annual meeting of stockholders. By appointment of the Board of Directors, effective May 11, 2005, Mr. Matzke will serve as a non-voting Emeritus Director of Cabela’s.

Item 9.01  Financial Statements and Exhibits.

               (c)   Exhibits.

                      10.1   Cabela’s Incorporated Third Amended and Restated Deferred Compensation Plan, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 1, 2005	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Cabela’s Incorporated Third Amended and Restated Deferred Compensation Plan, as amended.